Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard H. Fleming and Ellis A. Regenbogen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 (or any other appropriate form then in effect and any registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)) and any and all amendments thereto (including, without limitation, any and all post-effective amendments thereto), relating to the registration under the Securities Act of shares of common stock of USG Corporation for resale by the selling stockholders named in the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them with or without the others, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     This power of attorney has been signed as of the 20th day of June, 2011 by the following persons:

/s/ James S. Metcalf	/s/ William H. Hernandez

James S. Metcalf, President and Chief Executive Officer, Director	William H. Hernandez, Director

/s/ Jose Armario	/s/ Brian A. Kenney

Jose Armario, Director	Brian A. Kenney, Director

/s/ Lawrence M. Crutcher	/s/ Richard P. Lavin

Lawrence M. Crutcher, Director	Richard P. Lavin, Director

/s/ William C. Foote	/s/ Steven F. Leer

William C. Foote, Director	Steven F. Leer, Director

/s/ W. Douglas Ford	/s/ Marvin E. Lesser

W. Douglas Ford, Director	Marvin E. Lesser, Director

/s/ Gretchen R. Haggerty
Gretchen R. Haggerty, Director